UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
RemedyTemp, Inc.

(Name of Registrant as Specified in Its Charter)

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REMEDYTEMP, INC.
101 Enterprise
Aliso Viejo, CA 92656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 1, 2006

To the Shareholders of
REMEDYTEMP, INC.

The 2006 Annual Meeting of Shareholders (the “Meeting”) of RemedyTemp, Inc., a California corporation (the “Company”), will be held at the Company’s corporate headquarters located at 101 Enterprise, Aliso Viejo, California, on March 1, 2006, at 12 noon Pacific Standard Time for the following purposes:

1. To elect a Board of Directors of nine (9) directors to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified; and

2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors of the Company has fixed the close of business on January 5, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR SHARES AND VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

By Order of the Board of Directors

Monty A. Houdeshell
Senior Vice President,
Chief Administrative Officer
and Corporate Secretary

Aliso Viejo, California
January 13, 2006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES FOR FISCAL 2005 AND 2004
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG REMEDYTEMP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE RUSSELL 2000 INDEX AND A PEER GROUP
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
COMMUNICATIONS WITH THE BOARD
OTHER MATTERS
ANNUAL REPORT ON FORM 10 -K AND INCORPORATION BY REFERENCE
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

REMEDYTEMP, INC.
101 Enterprise
Aliso Viejo, CA 92656

PROXY STATEMENT FOR THE
2006 ANNUAL MEETING OF SHAREHOLDERS
MARCH 1, 2006

This Proxy Statement and related materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of RemedyTemp, Inc., a California corporation (the “Company”), for use at the Company’s 2006 Annual Meeting of Shareholders (the “Meeting”) to be held on March 1, 2006 at 12 noon Pacific Standard Time, and at any and all postponements and adjournments of the Meeting. The Meeting will be held at the Company’s corporate headquarters located at 101 Enterprise, Aliso Viejo, California 92656. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about January 18, 2006.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph or cable, and by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals.

VOTING

The Board has fixed the close of business on January 5, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of January 5, 2006, there were 8,923,189 shares of the Company’s Class A Common Stock (“Common Stock”) outstanding. Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. Holders of the Company’s Class B Common Stock are not entitled to any vote in the election of directors or on any other matters submitted to a shareholder vote except as to certain amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), certain mergers and as otherwise required by law.

The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and at any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

For the purposes of Proposal No. 1, Election of Directors, the nominees receiving the greatest number of votes at the Meeting will be elected. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no legal effect on the election of directors.

Each shareholder entitled to vote may vote by proxy by using the proxy card enclosed with this Proxy Statement. You can specify how you want your shares voted on a proposal by marking the appropriate box(es) on the proxy card. The Proposal is identified by number and identifying text on the proxy card. Each proxy submitted by a shareholder will, unless otherwise directed by the shareholder in the proxy, be voted according to the recommendation of the Board on that proposal, as set forth later in this Proxy Statement. If a shareholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the shareholder’s direction. Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary or Assistant Secretary of the Company or by timely filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder that executed it is present at the Meeting and elects to vote the shares represented thereby in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the following information as of January 5, 2006: (i) the number of shares of the Company’s Class A Common Stock beneficially owned by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company’s Class A Common Stock; and (ii) the number of shares of the Company’s Class A and Class B Common Stock beneficially owned by each director and executive officer named in the Summary Compensation Table on page 10 of this Proxy Statement, and by all directors and executive officers of the Company as a group. On January 5, 2006, there were 8,923,189 shares of Class A Common Stock outstanding and 798,188 shares of Class B Common Stock outstanding. Unless otherwise stated, and except for voting powers held jointly with a person’s spouse and shares held in trust, the persons and entities named in the table below generally have sole voting and investment power with respect to all shares shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the “Commission” or the “SEC”) or information provided to the Company by such beneficial owners.

	Class A		Class B
	Common Stock:		Common Stock:
	Amount and Nature		Amount and Nature
	of Beneficial	Percent of	of Beneficial	Percent of
Beneficial Owner	Ownership(1)	Class (%)	Ownership(1)(2)	Class (%)

William D. Cvengros(3)(4)	40,853	*	—	—
Gary Brahm(4)(10)	5,000	*	—	—
Robert A. Elliott(3)(4)	44,736	*	—	—
Mary George(4)(5)	28,256	*	—	—
Gunnar B. Gooding(6)	41,100	*	—	—
J. Michael Hagan(4)(7)	40,353	*	—	—
Monty A. Houdeshell(8)	81,000	*	—	—
Janet L. Hawkins(9)	31,000	*	—	—
Robert E. McDonough, Sr.(4)	1,870,100	21.0%	195,568	24.5%
101 Enterprise
Aliso Viejo, CA 92656
Paul W. Mikos(4)(11)	123,872	1.4%	565,980	70.9%
101 Enterprise
Aliso Viejo, CA 92656
Greg Palmer(4)(12)(13)	257,030	2.9%	—	—
John B. Zaepfel(3)(4)	37,853	*	—	—
Dimensional Fund Advisors Inc.(14)	580,600	6.5%
1299 Ocean Avenue,
11th Floor,
Santa Monica, CA 90401
FMR Corp(15)	1,144,477	12.8%	—	—
82 Devonshire Street
Boston, MA 02109
Royce and Associates LLC(16)	938,300	10.5%	—	—
1414 Avenue of the Americas
Ninth Floor
New York, NY 10019
T. Rowe Price Associates, Inc.(17)	875,200	9.8%	—	—
100 East Pratt Street
Baltimore, MD 21202
Putnam LLC(18)	542,204	6.1%	—	—
One Post Office Square
Boston, MA 02109

	Class A		Class B
	Common Stock:		Common Stock:
	Amount and Nature		Amount and Nature
	of Beneficial	Percent of	of Beneficial	Percent of
Beneficial Owner	Ownership(1)	Class (%)	Ownership(1)(2)	Class (%)

Wells Fargo & Company(19)	574,300	6.4%	—	—
420 Montgomery Street
San Francisco, CA 94163
Babson Capital Management LLC(20)	569,100	6.4%	—	—
Independence Wharf
470 Atlantic Avenue,
11th Floor
Boston, MA 02210
All directors and executive officers as a group(12 persons)	2,601,153	28.2%	761,548	95.4%

*	Less than one percent (1%)

(1)	The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shares not outstanding that are subject to vested options, or options that vest and become exercisable by the holder thereof within sixty (60) days of January 5, 2006 are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person. Unless otherwise noted, all shares listed as beneficially owned by a shareholder are actually outstanding.

(2)	Holders of Class B Common Stock are not entitled to any vote on matters submitted to a shareholder vote except as to certain amendments to the Articles of Incorporation, certain mergers and as otherwise required by law. The Class B Common Stock automatically converts into Class A Common Stock on a share-for-share basis upon the earliest to occur of (i) a transfer to a non-affiliate of the holder thereof in a public offering pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended, (ii) the death or legal incapacity of Robert E. McDonough, Sr. or (iii) the tenth anniversary of the closing of the Company’s initial public offering.

(3)	Includes 30,000 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options.

(4)	Includes shares held by certain trusts established for the benefit of the shareholder and/or the shareholder’s family.

(5)	Includes 17,500 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(6)	Includes 25,000 and 10,000 shares of restricted Class A Common Stock that vest five years from the grant dates of December 18, 2001 and February 26, 2003, respectively, or earlier, if certain pre-established performance goals have been met. Also includes 6,000 shares of Class A Common Stock that are issuable upon exercise of vested stock options that are subject to a lock-up agreement.

(7)	Includes 27,500 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(8)	Includes 45,000 and 15,000 shares of restricted Class A Common Stock that vest five years from the grant dates of December 16, 2002 and February 26, 2003, respectively, or earlier, if certain pre-established performance goals have been met. Also includes 21,000 shares of Class A Common Stock that are issuable upon exercise of vested stock options that are subject to a lock-up agreement.

(9)	Includes 25,000 shares of restricted Class A Common Stock that vest five years from the grant date of July 21, 2003. Also includes 6,000 shares of Class A Common Stock that are issuable upon exercise of vested stock options that are subject to a lock-up agreement.

(10)	Includes 2,500 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(11)	Includes 123,872 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

(12)	Includes 1,435 shares of Class A Common Stock held by Mr. Palmer’s spouse.

(13)	Includes 150,000 and 100,000 shares of restricted Class A Common Stock that vest five years from the grant dates of December 18, 2001 and February 26, 2003, respectively, or earlier, if certain pre-established performance goals have been met.

(14)	Security ownership information for the beneficial ownership is based solely on a Schedule 13G filed with the Commission on February 9, 2005. Dimensional Fund Advisors Inc. (“Dimensional”) reported on this Schedule 13G that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). Dimensional reported that in its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds; however, all securities reported in this Schedule 13G are owned by the Funds.

(15)	Security ownership information for the beneficial ownership is based solely on a Schedule 13G, Amendment No. 6, filed with the Commission on February 14, 2005. FMR Corp. (“FMR”) reported on this Schedule 13G that Fidelity Management & Research Company, a wholly owned subsidiary of FMR (“Fidelity”), is the beneficial owner of 1,144,477 shares of the Company’s Class A Common Stock as a result of acting as investment adviser to various investment companies (the “Funds”). FMR reported that the ownership of one of the Funds, Fidelity Low Priced Stock Fund, amounted to 854,000 shares of Class A Common Stock and that Edward C. Johnson 3d, FMR and the Funds each has sole dispositive power as to the 1,144,477 shares owned by the Funds. FMR reported that neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares held by the Funds, which power resides with the Funds’ Boards of Trustees.

(16)	Security ownership information for the beneficial ownership is taken from the Schedule 13G/A filed with the SEC on February 2, 2005.

(17)	Security ownership information for the beneficial ownership is taken from the Schedule 13G/A filed with the SEC on February 11, 2005.

(18)	Security ownership information for the beneficial ownership is taken from the Schedule 13G/A filed with the SEC on February 11, 2005. Putnam, LLC d/b/a Putman Investments (“Putnam”) reported on this Schedule 13G that its wholly owned subsidiaries, Putnam Investment Management, LLC (“PIM”), which acts as investment adviser to mutual funds, and The Putnam Advisory Company, LLC (“PAC”), which acts as investment adviser to institutional clients, beneficially own 262,474 and 279,730 shares, respectively, of the Company’s Class A Common Stock. Putnam reported that both subsidiaries have dispositive power over the shares of Class A Common Stock, but PIM’s mutual fund’s trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients.

(19)	Security ownership information for the beneficial ownership is taken from the Schedule 13G filed with the SEC on January 31, 2005.

(20)	Security ownership information for the beneficial ownership is taken from the Schedule 13G filed with the SEC on January 13, 2006. Babson Capital Management LLC reported on this Schedule 13G that it has sole voting power as to 25,700 and shared voting power as to 543,400 Shares of Class A Common Stock and has sole dispositive power as to all 569,100 shares of Class A Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election

In general, the Company’s directors are elected at each annual meeting of shareholders. Currently, the number of directors of the Company is nine (9). Effective December 31, 2004, our Board of Directors reduced the number of directors from nine (9) to eight (8) in conjunction with the resignation of Dr. James Doti as a director of the Company. On May 9, 2005, our Board of Directors increased the number of directors from eight (8) to nine (9) and appointed Mr. Gary Brahm to fill the vacancy, effective as of May 10, 2005. At the Meeting, the Company’s shareholders are being asked to elect all nine (9) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

The nine (9) nominees for election as directors at the Meeting as set forth in the following table are all incumbent directors. Eight (8) of the nine (9) nominees were re-elected at the Company’s 2005 Annual Meeting of Shareholders. As described above, Mr. Brahm was appointed by the Board to fill the vacancy created on May 9, 2005. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should, before the Meeting, become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company’s existing Board, unless other directions are given in the proxies. To the best of the Company’s knowledge, all the nominees will be available to serve.

The following biographical information is furnished as of January 5, 2006 with respect to the nine (9) nominees for election at the Meeting:

Nominee	Age	Principal Occupation	Director Since

Gary Brahm	55	Executive Vice President and Chief Operating Officer of Chapman University	2005
William D. Cvengros	57	Chairman of National Retirement Partners, Inc.	1996
Robert A. Elliott	66	Chairman of Elliott Investment Company	1997
Mary George	55	Co-Chairman of Bell Automotive Products	1999
J. Michael Hagan	66	Business advisor and former President and Chief Executive Officer of Furon Company	1998
Robert E. McDonough, Sr.	83	Vice Chairman of the Board of the Company	1978
Paul W. Mikos	61	Chairman of the Board of the Company	1993
Greg D. Palmer	49	President and Chief Executive Officer of the Company	2001
John B. Zaepfel	69	Chief Executive Officer of the Zaepfel Group	1995

Gary Brahm has served as a director of the Company since May 2005. Since April 1994, Mr. Brahm has served as Executive Vice President and Chief Operating Officer of Chapman University.

William D. Cvengros has served as a director of the Company since August 1996. Since December 2005, Mr. Cvengros has been Chairman and a director of National Retirement Partners, Inc. From July 2002 to December 2003, Mr. Cvengros was a venture partner of the Edgewater Funds. From March 2001 to July 2003, he was Vice Chairman, and from April 1999 to March 2001, he was Chairman, of PacketVideo Corporation, a privately-held company providing wireless multi-media software and services for mobile applications. From November 1994 until April 2000, Mr. Cvengros served as the Chief Executive Officer, President and a director of PIMCO Advisors Holdings L.P., a publicly traded investment management firm (PIMCO Advisors). From February 1986 until November 1994, Mr. Cvengros served as Chairman of the Board of Pacific Investment Management Company (PIMCO). From January 1990 until November 1994, Mr. Cvengros was Vice Chairman of the Board of Directors and Chief Investment Officer of Pacific Life Insurance Company, formerly Pacific Mutual Life Insurance Company.

Robert A. Elliott has served as a director of the Company since December 1997. Since 1988, Mr. Elliott has served as President and Chairman of Elliott Investment Company. Prior to founding Elliott Investment Company, Mr. Elliott served as the Chairman and Chief Executive Officer of VLI Corporation (“VLI”), a publicly traded company specializing in the manufacturing and marketing of personal care products from 1984 until 1987. Prior to joining VLI, Mr. Elliott was a Vice President of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Elliott is a member of the Board of Trustees of Chapman University.

Mary George has served as a director of the Company since November 1999. Since November 2004, she has served as Co-Chairman of Bell Automotive Products. From August 2000 to September 2004, Ms. George served as Chairman of Bell Sports, Inc., and from July 1998 to August 2000 as its Chief Executive Officer. Ms. George is also a director of Oakley, Inc., a publicly traded sports apparel and products company.

J. Michael Hagan has served as a director of the Company since March 1998. Since January 2000, Mr. Hagan has been a self-employed business advisor. From June 1991 until November 1999, Mr. Hagan served as Chairman of the Board of Directors and Chief Executive Officer of Furon Company, having previously served as President of Furon Company from 1980 to 1991. Mr. Hagan is also a director of Fleetwood Enterprises, Inc. and Ameron International, Inc. Since March 2000, Mr. Hagan has served as a trustee for each of the following PIMCO Funds: Pacific Investment Management Series; PIMCO Commercial Mortgage Securities Trust, Inc.; and PIMCO Variable Insurance Trust.

Robert E. McDonough, Sr. has served as Vice Chairman of the Board of the Company since January 2001. He served as Chairman of the Board of the Company from August 1978 until January 2001. Mr. McDonough founded the Company in 1965 and has been involved in the management, long-term operation and strategic planning of the Company since that time. For 29 years, until May 1994, he served as the Company’s Chief Executive Officer. Mr. McDonough is the father-in-law of Paul W. Mikos.

Paul W. Mikos has served in various positions in the Company since 1977, including as President from 1985 until January 2001. Mr. Mikos has served as Chairman of the Board of the Company since January 2001. He served as Chief Executive Officer of the Company from January 1996 until January 2001 and has been a director of the Company since May 1993. From May 1994 until January 1996, he served as co-Chief Executive Officer of the Company. Prior to joining the Company, Mr. Mikos worked for ARA as a Regional Sales Director from August 1976 until October 1977. From July 1968 until August 1976, Mr. Mikos worked for IBM in sales management. Mr. Mikos is the son-in-law of Robert E. McDonough, Sr.

Greg Palmer has served as the Company’s President and Chief Executive Officer since January 2001. He has served as a director of the Company since April 2001. Mr. Palmer served as the Company’s Executive Vice President and Chief Operations Officer from January 1998 to January 2001. From 1985 to December 1997, Mr. Palmer served in senior level management positions in the southeast and northeast divisions and as Senior Vice President in charge of managing operations in the western United States for Olsten Corporation, formerly a provider of staffing and health care services.

John B. Zaepfel has been a director of the Company since June 1995. From 1974 until 1985, Mr. Zaepfel was President and Chief Executive Officer of Chartpak-Picket Industries, Inc., a wholly owned subsidiary of The Times Mirror Company. In 1985, Mr. Zaepfel founded CPG International, Inc., a graphics art and engineering firm, and served as its President and Chief Executive Officer from 1985 until its sale in 1989. Since 1989, Mr. Zaepfel has been Chief Executive Officer of the Zaepfel Group, a private investment and consulting firm. From July 1999 until November 30, 2003, Mr. Zaepfel served as a director of the Troy Group, Inc.

Elimination of Cumulative Voting

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that when the Company becomes a “listed corporation” within the meaning of the California Corporations Code, cumulative voting rights will be eliminated. Cumulative voting rights were eliminated on February 19, 1997.

Director Independence

The Board has determined that Ms. George and Messrs. Brahm, Cvengros, Elliott, Hagan and Zaepfel are each independent directors under the National Association of Securities Dealers’ listing standards and specifically Nasdaq Rule 4200(a)(15).

Certain Relationships and Related Transactions

Meaghan Mikos-Gorski served in various positions with the Company over a ten-year period. She served as Assistant Vice President of Marketing and Business Development of the Company from November 2000 until June 2005. Ms. Mikos-Gorski is the daughter of Paul W. Mikos, Chairman of the Board of the Company and the granddaughter of Robert E. McDonough, Sr., Vice Chairman of the Board of the Company. Ms. Mikos-Gorski’s annual aggregate compensation was $79,701, $107,792 and $120,239 for fiscal years 2005, 2004 and 2003, respectively. Ms. Mikos-Gorski’s employment with the Company ended on June 10, 2005.

Board Committees and Meetings

During the Company’s last fiscal year ended October 2, 2005 (“Fiscal 2005”), the Board had the following four ongoing committees: the Audit Committee; the Leadership Development and Compensation Committee; the Executive Committee; and the Corporate Governance and Nominating Committee. All of the members of each of the Board’s committees are independent directors as defined under the National Association of Securities Dealers’ listing standards.

Audit Committee.  The Audit Committee of the Board currently consists of Messrs. Brahm, Cvengros, Elliott and Zaepfel (Chair). During Fiscal 2005, the Audit Committee consisted on Messrs. Cvengros, Elliott and Zaepfel (Chair). The Audit Committee has been established in accordance with SEC rules and regulations, and all the members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards. In addition, the Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the SEC rules and regulations. The Audit Committee’s primary purpose is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. In this regard, the Audit Committee, among other matters, meets with the Company’s independent registered public accounting firm, makes recommendations to the Board concerning the acceptance of the reports of such independent registered public accounting firm and the accounting policies and procedures of the Company, and reviews financial plans and operating results of the Company. The Board has adopted a written charter for the Audit Committee, which was amended and restated after the end of Fiscal 2005. A copy of the amended and restated Audit Committee charter is attached hereto as Appendix A and is available on the Company’s website at http://www.remedytemp.com.

Leadership Development and Compensation Committee.  The Leadership Development and Compensation Committee (the “Compensation Committee”) of the Board currently consists of Messrs. Brahm, Cvengros (Chair) and Hagan. During Fiscal 2005, the Compensation Committee consisted of Ms. George (Chair) and Messrs. Cvengros and Hagan. The Compensation Committee sets the performance goals, annual salary and incentive compensation of the Company’s executive officers and its key employees. Additionally, the Compensation Committee administers the Company’s 1996 Amended and Restated Stock Incentive Plan and 1996 Employee Stock Purchase Plan. The Board has adopted a written charter for the Compensation Committee which is available on the Company’s website at http://www.remedytemp.com.

Executive Committee.  The Executive Committee of the Board (the “Executive Committee”) currently consists of Ms. George and Messrs. Elliott and Hagan (Chair). The Executive Committee acts on behalf of the Board to mentor and review the performance of the Company’s Chief Executive Officer. The Executive Committee also meets with the Company’s Chief Executive Officer to provide certain strategic, shareholder and organizational planning recommendations. The Board has adopted a written charter for the Executive Committee which is available on the Company’s website at http://www.remedytemp.com.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”) currently consists of Ms. George and Messrs. Cvengros and Elliott (Chair). During Fiscal 2005, the Nominating Committee consisted of Messrs. Cvengros, Elliott (Chair) and Zaepfel. All the members of the Nominating Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards. The Nominating Committee identifies, interviews and recommends to the Board potential new Board members and makes recommendations to the Board regarding corporate governance issues. The policy of the Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board. Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
RemedyTemp, Inc.
101 Enterprise
Aliso Viejo, CA 92656

In addition, the bylaws of the Company permit shareholders to nominate directors for consideration at an annual shareholder meeting. The Board has established and adopted Director Guidelines. According to these guidelines, the Board believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, they should have experience at the policy-making level. They should be committed to increasing shareholder value and should have enough time to carry out their duties. Each director must represent the interests of all shareholders.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event that vacancies on the Board arise, the Nominating Committee considers potential candidates for director, which may come to the attention of the Nominating Committee through current directors, professional search firms, shareholders or other persons. As described above, the Nominating Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating Committee. The materials provided by a shareholder for consideration of a nominee for director are forwarded to the Nominating Committee. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. Such candidates are evaluated at meetings of the Nominating Committee. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

The Nominating Committee is governed by a written charter that is available on the Company’s website at http://www.remedytemp.com.

During Fiscal 2005, there were five meetings of the Board, five meetings of the Audit Committee, three meetings of the Compensation Committee, five meetings of the Nominating Committee, and four meetings of the Executive Committee. While serving as directors, all of the Board members attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all Committees of the Board on which each such director served. The independent directors of the Board meet in executive session without the Chief Executive Officer or management after each regular meeting of the Board.

Directors are encouraged to attend our annual meetings of shareholders. The 2005 annual meeting of shareholders was attended by all eight (8) then-current members of the Board.

Directors’ Compensation

Directors who are also employees or officers of the Company receive no extra compensation for their service on the Board. Pursuant to the Deferred Compensation and Stock Ownership Plan for Outside Directors (the “Non-Employee Director Plan”), effective March 16, 1998, and amended and restated effective as of January 1, 2005, directors who are not employees or officers of the Company (referred to as “independent directors”) receive an annual retainer in the form of cash or shares of Common Stock (as elected by the director) valued at $25,000 on the date of their election or re-election to the Board. The Chairman of the Board receives an annual retainer with an aggregate value of $45,000. For those directors electing to receive their retainer in stock, the Shares that are issued under the Non-Employee Director Plan are held in trust, on a deferred basis (subject to an exception for financial hardship) until a director is no longer a director of the Company. Such shares are issued in trust no later than ten (10) business days after the next annual meeting of shareholders following the director’s election or re-election, provided that the director has remained a director during such time. Additionally, the following cash fees are paid by the Company to each independent director per meeting attended: $2,000 per Board meeting; $2,000 per Audit Committee meeting with the Chair of the Audit Committee receiving a $10,000 annual retainer; $1,500 for each meeting of all other committees of the Board, with the Chair of each such committee receiving a total of $2,000. Independent directors also receive reimbursement for out-of-pocket expenses relating to Company business.

Pursuant to the Company’s 1996 Amended and Restated Stock Incentive Plan, amended and restated effective as of January 1, 2005 (the “Incentive Plan”), each independent director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the option’s grant. These independent director options have a term of ten (10) years and become exercisable with respect to fifty percent (50%) of the underlying shares on the grant date and the remaining fifty percent (50%) of the underlying shares on the date of the next annual meeting of shareholders of the Company following the grant date (or, if an annual meeting of shareholders occurs within six months after the grant date, then on the date of the second annual shareholders’ meeting after the grant date), provided that the recipient has remained a director since the grant date. In addition to the initial option grant, each independent director also will receive, upon each re-election to the Board, an automatic grant of an option to purchase up to 2,500 shares of Common Stock (referred to as “additional options”). These additional options will vest and become exercisable upon the earlier to occur of (i) the first anniversary of the grant date, or (ii) immediately prior to the annual meeting of shareholders of the Company next following the grant date, if the director has served as a director from the grant date to such earlier date. All independent director options will have a term of ten (10) years and an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

Grants of independent directors’ options under the Incentive Plan count against the plan’s current limit of 1,800,000 shares of Common Stock. Shares underlying independent directors’ options that expire or are terminated or canceled will become available for further awards under the Incentive Plan. In the event that a recipient of independent directors’ options ceases to be a director of the Company, all such options granted to the director will be exercisable, to the extent they were exercisable at the date directorship ceased, for a period of 365 days or, if earlier, the expiration of the option according to its terms. Vesting accelerates upon certain transactions including a dissolution of the Company or upon certain mergers and change in control and may also accelerate if the director ceases to be a director of the Company or its successor in connection with a change in control. The Incentive Plan provides that the exercise price of the option may be paid by a loan from the Company, withholding of underlying stock, or may be deferred until completion of broker-assisted exercise and sale transactions.

Pursuant to the amended terms of the Incentive Plan, each independent director who had not received a total of 20,000 additional options as of the date of the 2005 Annual Meeting and was reelected to the Board at the 2005 Annual Meeting was awarded an option to purchase 2,500 shares of Common Stock on March 1, 2005.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the nine (9) nominees listed above. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation earned for the last three (3) fiscal years by (i) each person who served as the Company’s Chief Executive Officer (“CEO”) during the fiscal year ended October 2, 2005, and (ii) the Company’s three (3) most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the fiscal year ended October 2, 2005 (the “Named Executive Officers”).

						Long-Term Compensation Awards
		Annual Compensation				Restricted	Securities
				All Other Annual		Stock	Underlying	All Other
		Salary	Bonus(1)	Compensation		Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)		($)	(#)	($)

Greg Palmer	2005	535,682	257,127	*		—	—	—
President and	2004	527,269	308,637	63,118	(2)	—	—	—
Chief Executive Officer	2003	499,923	115,000	*		1,002,500	—	—
Monty A. Houdeshell	2005	265,960	127,661	*		—	21,000	—
Senior Vice President	2004	261,842	154,319	*		—	—	—
Chief Financial Officer	2003	192,692	35,481	*		749,775	—	—
and Corporate Secretary
Gunnar B. Gooding(3)	2005	243,257	84,751	*		—	6,000	—
Vice President, Human	2004	239,495	101,729	*		—	—	—
Resources and Legal	2003	225,288	39,200	*		100,250	—	—
Affairs
Janet L. Hawkins	2005	260,327	113,258	*		—	6,000	—
Senior Vice President	2004	229,579	113,513	*		—	—	—
Sales and Marketing	2003	47,981	11,250	*		255,625	—	25,000	(4)

*	Less than $50,000 and less than 10% of salary plus bonus.

(1)	Reflects bonus amounts that were earned in the fiscal year shown and paid in the subsequent fiscal year.

(2)	Includes $21,458 for automobile and gas allowance, $39,013 for medical cost reimbursement, and $2,647 for life insurance premium and other insurance premium payments.

(3)	Subsequent to the Company’s 2005 fiscal year, Mr. Gooding was appointed Senior Vice President, Human Resources and Legal Affairs.

(4)	Consists of $25,000 paid to Hawkins Advertising, a company owned by Ms. Hawkins, related to the winding up of the operation of its existing advertising business prior to becoming an employee of the Company.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended October 2, 2005:

	Individual Grants				Potential Realizable
	Number	% of Total			Value at Assumed Annual
	of Securities	Options			Rates of Stock Price
	Underlying	Granted to	Exercise or Base		Appreciation for
	Options	Employees in	Price	Expiration	Option Term ($)(2)
Name	Granted (#)(1)	Fiscal Year	($/share)	Date	5% ($)	10% ($)

Greg Palmer	—	—	—	—	—	—
Monty A. Houdeshell	21,000	27.3%	9.71	4/25/2015	332,148	528,890
Gunnar B. Gooding	6,000	7.8%	9.71	4/25/2015	94,899	151,111
Janet L. Hawkins	6,000	7.8%	9.71	4/25/2015	94,899	151,111

(1)	Each of these options was originally scheduled to vest in equal annual installments of 20% on each anniversary of the grant date, with the first 20% installment vesting on April 25, 2006. On September 26,

2005, these options were accelerated and are now fully vested. Each of the Named Executive Officers who received an option grant in Fiscal 2005 executed a lock-up agreement with the Company in connection with the acceleration of these options.

(2)	The potential realizable values are based on an assumption that the stock price of the Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws. These amounts are calculated based on the requirements promulgated by the Commission and do not reflect an estimate of future stock price growth of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended October 2, 2005 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on October 2, 2005 and the aggregate gains that would have been realized had these options been exercised on October 2, 2005, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options
	Shares Acquired	Value	Year End (#)		At Fiscal Year End ($)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Greg Palmer	—	—	—	—	—	—
Monty A. Houdeshell	—	—	21,000	—	—	—
Gunnar B. Gooding	—	—	6,000	—	—	—
Janet L. Hawkins	—	—	6,000	—	—	—

Employment Contracts

The Company has an Amended and Restated Employment Agreement with Greg Palmer that expires on October 1, 2006, pursuant to which the Company employs Mr. Palmer as its President and Chief Executive Officer. The agreement provides for a base salary of not less than $480,000 per year and an annual performance bonus of up to 60% of Mr. Palmer’s base salary based upon satisfaction of annual performance goals set by the Compensation Committee. Additionally, under the agreement, Mr. Palmer also received from the Company a grant of 150,000 shares of restricted stock of the Company pursuant to the terms set by the Compensation Committee of the Board and the terms of the Company’s Incentive Plan. Pursuant to the agreement, if the Company terminates Mr. Palmer’s employment as Chief Executive Officer without “cause” (as defined in the agreement), he shall be entitled to receive from the Company a lump-sum severance payment of 1.6 times the sum of his annual base salary and maximum annual bonus potential then in effect. Additionally, all of his outstanding options will vest automatically and will remain exercisable for the balance of their term. If the Company terminates Mr. Palmer’s employment “for cause” (as defined in the agreement), then all of his unexercised options, whether or not vested, shall expire and become unexercisable as of the date of such for cause termination. In the event that there are certain changes in control of the Company and Mr. Palmer is terminated by the Company for any reason except for cause within two years after the change in control (and, in certain cases, up to six months before the change in control), he shall receive a severance payment equal to 2.9 times the sum of his annual base salary and maximum annual bonus potential then in effect (subject to certain tax limitations), all of his outstanding options shall become fully vested and exercisable for the balance of their term and all other equity-based awards shall become fully vested.

The Company has an employment agreement with Robert E. McDonough, Sr. that expires on December 3, 2007, pursuant to which the Company employs Mr. McDonough as Vice Chairman of the Board. As amended on December 4, 2004, the agreement provides for an annual base salary of $100,000 until December 3, 2007. Mr. McDonough shall not be entitled to receive any bonus during the Employment Period unless the Compensation Committee, in its sole discretion, determines to award Mr. McDonough a bonus. Additionally, pursuant to the terms of the agreement, the Company shall pay Mr. McDonough’s annual life insurance premiums not to exceed $75,000, and Mr. McDonough is entitled to annual demand registration rights and certain “piggyback” registration rights in future registrations by the Company of its securities.

The Company has change in control agreements with Monty A. Houdeshell, Gunnar B. Gooding and Janet Hawkins pursuant to which severance benefits may be paid on a termination of the executive’s employment by the Company without cause (as defined in the agreement) within one year after the change in control (and, in certain cases, up to six months before the change in control). In general, the terms of Mr. Houdeshell’s agreement provides for a severance payment of two (2) years’ base salary and bonus; for Mr. Gooding, the agreement provides for a severance payment of one (1) year’s base salary and bonus; and for Ms. Hawkins, the agreement provides for a severance payment of one (1) year’s base salary.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee consists of three (3) non-employee independent directors and is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company.

Compensation Policies and Philosophy

The Compensation Committee believes that the compensation for the executive officers of the Company should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee determines the executive officers’ compensation levels after examining competitive market levels of similarly situated companies, including temporary staffing companies, and based upon their individual contribution to the Company and the financial performance of the Company. The Compensation Committee strives to set a fair and competitive base salary for each of its executive officers coupled with an incentive cash bonus tied to annual performance-based Company goals. Additionally, the Company strives to link its executive officers’ compensation with the financial performance of the Company and align the financial interests of the executive officers with those of the Company’s shareholders by providing equity-based long-term incentives in the form of restricted stock or stock option grants.

Compensation Components and Process

BASE SALARY.  The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other similarly situated companies, including temporary staffing companies.

INCENTIVE COMPENSATION.  The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of a cash bonus based entirely on the financial performance of the Company. Specifically, during Fiscal 2005 the executive officers’ incentive compensation was based upon the Company achieving certain pre-established pre-tax income/loss and return on invested capital targets.

RESTRICTED STOCK AND STOCK OPTIONS.  The goal of the Company’s restricted stock and stock option grants is to align the interests of executive officers with the interests of the Company’s shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. In years past, the Compensation Committee primarily used stock options to achieve this goal. During Fiscal 2003, the Compensation Committee engaged an independent firm that specializes in compensation issues to consult on the most appropriate way for the Company to compensate its executive officers and align their interests with those of the Company’s shareholders. Accordingly, based in part on recommendations from compensation specialists and its own evaluation of this issue, the Compensation Committee awarded restricted Common Stock to executive officers of the Company during Fiscal 2003. The Compensation Committee determined the amount of restricted stock to award based on the executive’s position within the Company, recent performance, potential for future responsibility and promotion, and comparable awards made to individuals in similar positions within the staffing industry.

There were no grants of restricted stock or stock options made to executive officers during Fiscal 2004. In Fiscal 2005, there were no grants of restricted stock made to executive officers. The following executive officers received grants of stock options in Fiscal 2005: Monty Houdeshell, Senior Vice President and Chief Administrative Officer, was granted 21,000 stock options; Janet Hawkins, Senior Vice President, Marketing, and President, Franchise, was granted 6,000 stock options; and Gunnar Gooding, Vice President, Human Resources and Legal Affairs, was granted 6,000 stock options. On September 26, 2005, the Compensation Committee accelerated the vesting of all of the outstanding unvested options awarded to the Company’s officers and employees under the Incentive Plan that had an exercise price equal to or greater than $8.01 per share (including the options granted to Messrs. Houdeshell and Gooding and Ms. Hawkins). The Compensation Committee took this action to mitigate the impact of changes in the accounting rules for stock options. As a condition to the acceleration of their options, Messrs. Houdeshell and Gooding and Ms. Hawkins have agreed not to sell, transfer or otherwise dispose of any shares acquired on exercise of the accelerated portion of their options until that portion would have otherwise vested under the original terms of the options.

The Compensation Committee will continue to evaluate the merits of awarding restricted stock. In general, it is the practice of the Company to grant stock options or restricted stock to executive officers when they join the Company. The Compensation Committee believes that these initial grants give the recipients a meaningful stake in the Company’s long-term performance, with any ultimate realization of significant value from those grants being commensurate with returns available on investments in the Company’s Common Stock. In addition to initial grants, the Compensation Committee has adopted a policy of providing additional long-term incentives to the Company’s executive officers primarily through periodic stock option grants or restricted stock. The Compensation Committee believes that these incentives are essential to the long-term success of the Company and serve as a retention and compensation tool that aligns the interests of the Company’s officers with the interests of its shareholders. In general, the restricted stock vests approximately five years from the grant date, and in some cases, earlier if certain pre-established performance goals have been met. Options are exercisable in the future at the fair market value at the time of grant, so that an executive officer granted an option is rewarded only by the appreciation in price of the Company’s Common Stock. Such grants, if any, are generally determined by the Compensation Committee after the end of a fiscal year with the input and recommendation of the Company’s Chief Executive Officer.

Executive Officer Compensation

To ensure that the Compensation Committee achieves its goal of setting competitive compensation levels, the Compensation Committee referenced an analysis by an independent compensation consulting firm which concluded that the Company’s executive base salaries were competitive with other similarly situated companies, including temporary staffing companies, and that executive bonuses were competitive on a percentage basis to the levels identified by surveys for other similarly situated companies, including temporary staffing companies. In December 2005, the Compensation Committee considered both the achievement of certain financial goals and financial challenges experienced during the fiscal year. After consultation with its compensation specialist, the Compensation Committee approved a bonus payment to executive officers at 80% of their incentive compensation potential.

Regarding compensation to executive officers other than base salary and cash bonuses, the Compensation Committee also administers the Company’s Incentive Plan, pursuant to which the Company may grant various stock-based awards intended to compensate Company executive officers and align the interests of recipients with the interests of the Company’s shareholders. Through the year ended October 2, 2005, there were no grants of stock options, performance grants or restricted Common Stock under the Incentive Plan to executive officers other than those described above.

CEO Compensation

The Compensation Committee set the salary and bonus amount for Fiscal 2005 of the Company’s Chief Executive Officer, Greg Palmer, with reference to market standards and the Company’s performance. For Fiscal 2005, Mr. Palmer’s annual base salary was $535,682. Mr. Palmer’s incentive compensation for Fiscal 2005 consisted of a cash bonus of $257,127. The Compensation Committee based the Chief Executive Officer’s incentive compensation on the Company’s achievement of certain financial performance goals and the financial challenges experienced during the fiscal year. The Compensation Committee approved a bonus payment to the Chief Executive Officer at 80% of his incentive compensation potential. No restricted stock or stock options were granted to the Chief Executive Officer during Fiscal 2005.
Submitted by the Compensation Committee:
Gary Brahm
William D. Cvengros (Chair)
J. Michael Hagan

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year October 2, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Gary Brahm
William D. Cvengros
Robert A. Elliott
John B. Zaepfel (Chair)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

By selection of the Board, the firm of PricewaterhouseCoopers LLP has served as the Company’s independent registered public accountants since 1989. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Board has not yet formally selected independent registered public accountants for the fiscal year ending October 1, 2006, but intends to do so prior to the Meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES FOR FISCAL 2005 AND 2004

Audit Fees:  The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements for the fiscal years ended October 2, 2005 and October 3, 2004, and for review of the financial information in the Company’s quarterly reports on Form 10-Q for such fiscal years were $298,000 and $272,000, respectively. In addition, the fee for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended October 2, 2005 was $507,700. In addition, audit fees of $61,100 for assistance with, and review of, the Company’s universal shelf registration on Form S-3, the audit of the Company’s Puerto Rico offices and consultations on accounting and financial reporting standards were incurred for the fiscal year ended October 3, 2004.

Audit-Related Fees:  The aggregate fees for services rendered by PricewaterhouseCoopers LLP for audit related services in the Company’s fiscal years ended October 2, 2005 and October 3, 2004 were $0 and $77,300, respectively. Audit-related for the fiscal year ended October 3, 2004 fees principally include advisory work for Section 404 of the Sarbanes-Oxley Act of 2002 and attestation, audit of the Company’s Puerto Rico offices and consultations on accounting and financial reporting standards.

Tax fees:  The aggregate fees for services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the fiscal years ended October 2, 2005 and October 3, 2004 were $23,400 and $54,600, respectively.

All Other Fees:  All other fees were $0 and $0 for services rendered by PricewaterhouseCoopers LLP for fiscal years ended October 2, 2005 and October 3, 2004, respectively.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Audit Committee’s charter, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent registered public accounting firm. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a more definitive period. Fees for any services that will exceed the pre-approval limits must be separately approved by the Audit Committee. During the year circumstances may also arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated by the original pre-approval engagement. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm for such services. In this regard, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm. One hundred percent (100%) of the services provided by PricewaterhouseCoopers LLP during Fiscal 2005 described under “Audit Fees” and “Tax Fees” were approved in advance by the Audit Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During Fiscal 2005, Ms. George and Messrs. Cvengros and Hagan all served as members of the Compensation Committee. No current member of the Compensation Committee is a current or former officer or employee of the Company or had any relationships requiring disclosure by the Company under the Commission’s rules requiring disclosure of certain relationships and related party transactions, and there are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers or directors.

STOCK PERFORMANCE GRAPH

The stock performance graph set forth below compares the cumulative total shareholder return on the Company’s Common Stock for the period from October 1, 2000 through October 2, 2005 with the Nasdaq Stock Market Composite Index, peer issuers in the temporary staffing industry and the Russell 2000 Index. The Company compares its shareholder return with that of the Russell 2000 Index because the Company believes that the Russell 2000 Index includes companies with comparable market capitalization. The graph assumes that $100 was invested on October 1, 2000 in the Company’s Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. The comparisons in the graph are required by the Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG REMEDYTEMP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE RUSSELL 2000 INDEX AND A PEER GROUP

The Peer Group consists of the following temporary staffing companies: Kelly Services, Inc., Ablest, Inc., Adecco S.A., CDI Corporation, Manpower, Inc., Spherion Corporation, and Westaff, Inc.

	10/01/00	9/30/01	9/29/02	9/28/03	10/03/04	10/02/05
RemedyTemp, Inc.	$100.00	$100.39	$102.48	$100.14	$87.43	$69.52
Nasdaq Composite Index	$100.00	$41.00	$33.00	$50.54	$53.30	$59.63
Russell 2000 Index	$100.00	$78.79	$71.46	$97.55	$115.86	$136.66
Peer Group	$100.00	$69.30	$76.25	$97.23	$109.43	$108.70

CERTAIN TRANSACTIONS

Other than as reported herein, no director or executive officer of the Company, nor any nominee for election as a director or any 5% security holder, or any member of such person’s immediate family, had any material interest, direct or indirect, in any certain reportable transaction during the last fiscal year, or since the commencement of the current fiscal year, or certain reportable business relationship during such time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the directors and officers of the Company and persons who own more than ten percent (10%) of the Company’s equity securities are required to report their initial ownership of the Company’s equity securities and any subsequent changes in that ownership to the Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended October 2, 2005. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended October 2, 2005, all of these reports were timely filed.

SHAREHOLDER PROPOSALS

Shareholders who wish to include proposals in next year’s proxy statement and proxy card for action at the Company’s Annual Meeting of Shareholders held in 2007 must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than September 22, 2006. Such proposals should be addressed to the Company’s Secretary, and may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Commission. In addition, if a shareholder wishes to present a proposal at the Company’s Annual Meeting of Shareholders in 2007 and the proposal is not intended to be included in the Company’s proxy statement relating to the 2007 Annual Meeting, the shareholder must give advance notice to the Company prior to the deadline for the annual meeting determined in accordance with the Company’s bylaws (the “Bylaw Deadline”). Under the Company’s bylaws, in order to be deemed properly presented, the notice of a proposal must be in writing delivered to the Company’s secretary at the principal executive offices of the Company no less than 60 days and no more than 120 days prior to the originally scheduled annual meeting date. However, if less than 70 days notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. If a shareholder gives notice of such proposal after the Bylaw Deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting. All shareholder proposals must be in the form required by the Company’s bylaws.

COMMUNICATIONS WITH THE BOARD

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, RemedyTemp, Inc., 101 Enterprise, Aliso Viejo, CA 92656. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

ANNUAL REPORT ON FORM 10-K AND INCORPORATION BY REFERENCE

The Company’s 2005 Annual Report to Shareholders has been mailed to shareholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. The Company’s most recent annual report on Form 10-K as filed with the SEC is available on our website at http://www.remedytemp.com. The Company will also deliver to any shareholder, without charge, upon written request, a copy of the Form 10-K, including the financial statements, schedules, and list of exhibits. Requests should be sent to RemedyTemp, Inc., 101 Enterprise, Aliso Viejo, California 92656, Attention: Investor Relations.

Aliso Viejo, California
January 13, 2006

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

Appendix A

REMEDYTEMP, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

1. Members. The Audit Committee of the Board of Directors shall consist of at least three “independent” directors, including one chairperson. For the purposes hereof, the term “independent” shall mean a director who meets the independence requirements of applicable law and the National Association of Securities Dealers, Inc. (“NASD”), as determined by the Board. Members of the Audit Committee shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee and may be removed by the Board of Directors in its discretion.

Each member of the Company’s Audit Committee must also be financially literate at the time of appointment, and at least one member of the Audit Committee shall be a “financial expert,” as defined in rules promulgated by the Securities and Exchange Commission (“SEC”) and the NASD.

2. Purposes, Duties, and Responsibilities.

The purposes of the Audit Committee shall be to:

•	assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditing firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditing firm; and

•	prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NASD or other regulatory authority:

(i) Appoint, and retain or terminate, when appropriate, the outside auditing firm, which firm shall report directly to the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the appointment, compensation and oversight of the outside auditing firm, including the sole authority and responsibility to select, evaluate and if necessary replace the outside auditing firm.

(ii) Obtain and review, at least annually, a report by the outside auditing firm describing: the outside auditing firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(iii) Approve in advance all audit engagement fees and terms of all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto.

(iv) Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require pre-approval by the Audit Committee of all permissible non-audit services to be provided by the outside auditing firm.

(v) Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review a report by the outside auditing firm describing any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; and present to the Board of Directors the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

(vi) Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management; and (B) any reports of the outside auditing firm with respect to interim periods.

(vii) Review and discuss with management and the outside auditing firm, from time to time and as appropriate, the annual audited and quarterly unaudited financial statements of the Company, including: (A) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical; and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

(viii) Recommend to the Board based on the review and discussion described in paragraphs (v) - (vii) above, whether the financial statements should be included in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

(ix) Periodically review and discuss, with the Company’s Chief Executive Officer, Chief Financial Officer, chief legal officer and such others as the Audit Committee deems appropriate, including, as appropriate, the Company’s outside auditing firm, the adequacy of the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), any significant deficiencies in internal controls and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

(x) Periodically review and discuss the adequacy of the Company’s disclosure controls and procedures.

(xi) Review and discuss generally the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(xii) Review and discuss with management and the outside auditors: (A) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (B) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

(xiii) Review in conjunction with the annual audited and quarterly unaudited financial statements, with the chief legal officer, material pending legal proceedings involving the Company and other contingent liabilities.

(xiv) Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xv) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of legitimate concerns by employees regarding accounting and auditing matters, and for the identification of legitimate complaints identifying issues that may be material to the Company to be brought to the attention of the Audit Committee.

(xvi) Establish policies for the hiring of employees and former employees of the outside auditing firm.

(xvii) Evaluate annually the performance of the Audit Committee and the adequacy of the Audit Committee charter.

(xviii) Review and evaluate the lead partner of the outside auditing firm; ensure that the lead audit partner having primary responsibility for the audit and the concurring audit partner of the outside auditing firm are rotated at least every five years and that all other “audit partners” (as defined in Rule 2-10 of Regulation S-X of the SEC) are rotated in accordance with the requirements of applicable law.

(xix) Receive and review as required by applicable law the disclosures from the Company’s principal executive officer or officers and the principal financial officer or officers, or persons performing similar functions, required by Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934.

(xx) Monitor the Company’s compliance with a code of conduct or ethics as required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, executive officers and employees, and review and recommend to the Board of Directors action on any waivers of any portion of the code of ethics requested by any executive officer or director.

3. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions. The Audit Committee shall have sole authority to approve related fees and retention terms.

4. Meetings. The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, with management, the principal internal auditor of the Company and the outside auditing firm. The Audit Committee shall report regularly to the full Board of Directors with respect to its meetings. A majority of the members of the Audit Committee present in person or by telephone shall constitute a quorum.

5. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

6. Limitation of Audit Committee’s Role. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditing firm.

Effective: Approved by Board of Directors on October 25, 2005

REVOCABLE PROXY
REMEDYTEMP, INC.
101 Enterprise
Aliso Viejo, California 92656
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby, revoking any proxy previously given, appoints Greg D. Palmer and Monty A. Houdeshell, or either of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated on this proxy all shares of the Class A Common Stock of RemedyTemp, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of RemedyTemp to be held on March 1, 2006 and at any adjournments or postponements thereof. The matters referred to on this proxy are described in the Proxy Statement for RemedyTemp’s Annual Meeting of Shareholders dated March 1, 2006, which is being delivered herewith.
     The Board of Directors recommends a vote FOR the following proposals:
1. Election of Directors

FOR all nominees listed below	WITHHOLD AUTHORITY to vote
(except as indicated to the contrary below)	for all nominees listed below
Nominees: Gary Brahm, William D. Cvengros, Robert A. Elliott, Mary George, J. Michael Hagan, Robert E. McDonough, Sr., Paul W. Mikos, Greg D. Palmer and John B. Zaepfel
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name below:

2. In their discretion, the proxies are authorized to vote upon such other matters and to transact such other business as may properly come before the 2006 Annual Meeting.
CONTINUED ON REVERSE — SIGN, DATE AND RETURN

[BACK OF PROXY CARD]
     THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE FOR DIRECTOR.
     The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2006 Annual Meeting.
     Please sign, date and promptly return this proxy card using the enclosed reply envelope. Whether or not you plan to attend the 2006 Annual Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.

SIGNATURE			SIGNATURE
	Signature of Shareholder			If Held Jointly

DATE		, 2006	DATE		, 2006

Please sign your name exactly as it appears hereon. When shares are held by joint tenants both should sign. If you receive more than one proxy card, please sign, date and return all cards received. When signing as attorney, executor, administrators, trustee or guardian, please sign as such and give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.